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                                  Exhibit 10(l)

                          1997 STOCK PLAN FOR DIRECTORS
                                       of
                                EMCOR Group, Inc.

1. Purpose. The purpose of this Plan is to enhance the Corporation's ability to attract and retain talented individuals to serve as members of the Board and to promote a greater alignment of interests between members of the Board and the stockholders of the Corporation.

2.   Definitions. When used in this Plan, unless the context otherwise requires:

    (a) "Board" means the Board of Directors of the Corporation

    (b) "Change of Control" means any of the following events:

        (i) any person or person acting in concert (excluding Corporation benefit plans) becomes the beneficial owner of securities of the Corporation having at least 25% of the voting power of the Corporation's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of voting common securities directly from the Corporation, other than upon the conversion of convertible debt securities or other securities and/or the exercise of options or warrants); or

        (ii) the stockholders of the Corporation shall approve any merger or other business combination of the Corporation, sale or lease of the Corporation's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the stockholders of the Corporation and any trustee or fiduciary of any Corporation employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination;
        (B) the purchaser or lessee of the Corporation's assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

        (iii) within any 24-month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Corporation. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).



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        (c) "Corporation" means EMCOR Group, Inc., a Delaware corporation.

(d) "Deferred Stock Units" means the aggregate of the Elected Deferred Stock Units, the Matched Deferred Stock Units awarded to a Director in respect of such Elected Deferred Stock Units, and additional deferred stock units in respect of such Deferred Stock Unit credited pursuant to Section 6.

        (e) "Director" means any member of the Board not employed by the Corporation or any subsidiary thereof.

        (f) "Effective Date" means the effective date of the Plan as set forth in Section 18.

        (g) "Election Date" means the date of election to the Board of a New Director.

        (h) "Elected Deferred Stock Unit" means a bookkeeping entry, equivalent in value to a Share credited pursuant to Section 5.

        (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j) "Fair Market Value" on a specified date means the closing price at which a Share is traded on the stock exchange, if any, on which the Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the closing price of a Share as reported on the NASDAQ National Market System or, if the Shares are not then traded on the NASDAQ National Market System, the average of the closing bid and ask prices at which a Share is traded on the over-the-counter market, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as determined by an unaffiliated investment banking firm selected by the Board.

        (k) "Issue Date" means the first business day of each calendar year commencing with the 1998 calendar year, except in the case of a New Director, in which case "Issue Date" means with respect to such New Director, the date of his election to the Board.

        (l) "Matched Deferred Stock Unit" means an additional Deferred Stock Unit awarded in respect of an Elected Deferred Stock Unit credited to a Director pursuant to Section 5.

        (m) "New Director" means a Director who was not serving as a Director on the first day of a calendar year but elected during such calendar year to the Board subsequent to the first day of such calendar year.

        (n) "Plan" means this 1997 Stock Plan for Directors, as such Plan from time to time may be amended.

        (o) "Portion" means one-third or two-thirds of the annual cash retainer payable to a Director, as selected by the Director.

        (p) "Share" means a share of common stock of the Corporation.

        (q) "Subsidiary" means any corporation 50% or more of whose stock having general voting power is owned directly or indirectly by the Corporation.

    3. Participants. The class of persons who are potential recipients of Deferred Stock


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Units issued under the Plan consists of Directors. The Directors to whom
Deferred Stock Units are issued under the Plan and the number of Deferred Stock Units shall be determined in accordance with the terms and conditions of the Plan.

    4. Shares. Subject to the provisions of Section 10, the aggregate number of Shares in respect of Deferred Stock Units that may be issued under the Plan is 150,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any Deferred Stock Units are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares in respect of such Deferred Stock Units will no longer be charged against the limitation provided for herein and may again be subject to Deferred Stock Units.

    5. Deferral of Annual Retainer. Each Director who is serving or is to serve as a Director as of the first day of a calendar year may elect prior to the first day of such calendar year, commencing with the 1998 calendar year, to receive all or a Portion of his annual retainer in the form of Elected Deferred Stock Units as hereafter provided; such election shall be made in writing and delivered to the Secretary of the Corporation or his designee no sooner than sixty days and no later than the last day of the calendar year immediately preceding the calendar year in respect of which the election is made. However, each New Director may elect on or prior to his Issue Date to receive all or a Portion of the annual cash retainer otherwise payable to him for such calendar year in the form of Elected Deferred Stock Units as hereafter provided; such election shall be made in writing and delivered to the Secretary of the Corporation or his designee on or before the Election Date of such New Director. Such Elected Deferred Stock Units, together with the Matched Deferred Stock Units in respect thereof, shall be credited to an account maintained for the Director on the books of the Corporation, as of the applicable Issue Date. The number of Elected Deferred Stock Units (including fractional Elected Deferred Stock Units) to be credited shall be determined by dividing the amount of annual cash retainer otherwise payable to a Director and to be converted into Elected Deferred Stock Units by the Fair Market Value of a Share as of the close of business on the applicable Issue Date. If a Director elects to receive Elected Deferred Stock Units in lieu of all or a Portion of the annual cash retainer for a calendar year otherwise payable to him, then the Board shall also award to that Director additional Matched Deferred Stock Units for such calendar year equal to the product of .2 times the number of Elected Deferred Stock Units otherwise credited to such Director as a result of such election.

         6. Dividend Equivalents. Each Director to whom Deferred Stock Units have been credited shall also be credited, from time to time, with additional Deferred Stock Units equal to the aggregate dividends paid on the Shares represented by the Deferred Stock Units credited to each Director on the record date of such dividend, divided by the Fair Market Value of a Share on the date each dividend is paid.

         7. Other Fees. Payments of the annual retainer which remain to be paid to a Director in cash will be distributed on a quarterly basis. Nothing herein contained shall affect fees otherwise payable to a Director for (a) attending Board or Committee Meetings and/or (b) serving as a Chairman of a Committee of the Board.

         8. Designation of Beneficiary. A Director may designate a beneficiary or beneficiaries who, in the event of the Director's death prior to receipt of all the Shares due under the Plan, shall receive such Shares, subject to the terms of Section 9. The Director may at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the


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Corporation, signed by the Director and received by the Secretary of the
Corporation (or the Secretary's designee). If the Director does not designate a beneficiary or the beneficiary dies prior to the Director, the Shares shall be paid to the Director's estate. If the beneficiary dies after the Director, any Shares to be paid to the beneficiary shall be paid to the beneficiary's estate.

         9. Termination of Board Service; Forfeiture of Deferred Stock Units; Receipt of Shares. Thirty days following the termination of Board service by a Director, the Director shall receive Shares equal in number to 100% of the Deferred Stock Units credited to the Director's account; provided that upon termination of such Director's Board service prior to a Change of Control twenty-five percent of the Deferred Stock Units that the Director received in respect of the calendar year in which his Board service terminated, together with the additional Deferred Stock Units credited in respect of dividends on such Deferred Stock Units, shall be forfeited for each calendar quarter subsequent to the calendar quarter in which his Board service terminates and the Director shall have no right to receive the Shares in respect of the forfeited Deferred Stock Units. Notwithstanding the foregoing, in the event of termination of Board service of a New Director the percent of Deferred Stock Units that the New Director received as of his Issue Date that may be forfeited (together with the additional Deferred Stock Units credited in respect of dividends on such Deferred Units) shall be determined by the Board as of the Issue Date taking into account the number of calendar quarters remaining in the calendar year in which the Issue Date occurred.

         The Director may elect to receive all or a portion of the Shares to which he is entitled pursuant hereto on the tenth day of the calendar year following the Director's termination of Board service (the "Alternate Date") or, in the alternative, may elect to receive such Shares in three equal annual installments beginning either (a) thirty days following the Director's termination of Board service or (b) on the Alternate Date. Any such election with respect to particular Shares shall be made in writing and delivered to the Secretary of the Corporation or his designee at the time the Director elects to receive the applicable Deferred Stock Units in respect of which Shares are to be issued. Any fractional shares remaining after all the Shares in respect of the Deferred Stock Units are received by the Director shall be paid in cash based on the Fair Market Value of a Share on the date the last of the Shares are to be paid to the Director pursuant hereto.

         10. Adjustment Upon Certain Events. Notwithstanding any provision in the Plan to the contrary, in the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Deferred Stock Units and/or (ii) any other affected terms of such Deferred Stock Units.

         11. Change of Control. Notwithstanding anything contained herein to the contrary, promptly following a Change of Control, the Corporation shall issue to a Director holding Deferred Stock Units, Shares equal to 100% of the Deferred Stock Units.

         12. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares to be issued in respect of any Deferred Stock Units until the completion of such registration or other qualification of such Shares under


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any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of Deferred Stock Units shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares, which may be issued in respect of Deferred Stock Units, or may issue stop transfer orders in respect thereof.

         13. Transferability. Unless otherwise so provided by the Board, Deferred Stock Units and all other rights thereunder and hereunder may not be assigned or transferred by a Director, except as provided in Section 8 hereof, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Corporation's sole discretion, the Corporation's obligation under the Plan with respect to the Director.

         14. No Right to Service. Nothing contained herein or in any Deferred Stock Unit shall be construed to confer on any Director any right to continue to serve as a director of the Corporation.

         15. Unfunded Plan. Unless otherwise determined by the Board, the Plan shall be unfunded. To the extent any individual holds any rights by virtue of Deferred Stock Units awarded under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured general creditor of the Corporation.

         16. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Corporation and a Director, including without limitation, the estate of such Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Director's creditors.

         17. Administration and Amendment of the Plan. Except as hereinafter provided, the Board may at any time terminate or from time to time amend the Plan as it relates to, and the terms and conditions of, any Deferred Stock Unit not theretofore issued, and the Board, with the consent of the affected holder of Deferred Stock Units, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Deferred Stock Unit; provided, however, that any amendment by the Board which would increase the number of Shares issuable under the Plan, change the class of persons eligible to participate in the Plan or materially increase the benefits to participants in the Plan shall be subject to the approval of the stockholders of the Corporation.

         The Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         18. Effective Date of the Plan. The Plan is conditioned upon its approval at the next annual meeting of the stockholders of the Corporation on or before December 31, 1999 by the vote of the holders of a majority of the Shares of the Corporation voting at such meeting in person or by proxy; except that the Plan is adopted and approved by the Board effective December 17, 1997 to permit the issuance of Deferred Stock Units prior to the approval of the Plan by the stockholders of the Corporation as aforesaid; provided, however, in no event shall Shares be issued in respect of Deferred Stock Units prior to stockholder approval. In the event


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that this Plan is not approved by the stockholders as aforesaid, the Plan and any Deferred Stock Units issued hereunder shall be void and of no force and effect.

         19. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Connecticut.



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